SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): September 1, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 1, 2005, we reached an agreement with Hans Ploos van Amstel, our Senior Vice President and Chief Financial Officer, which changes his compensation. As a result of the change, Mr. Ploos van Amstel will receive a base salary at an annual rate of $525,000, an increase of 5% over his current annual rate of $500,000. This change will be effective as of August 1, 2005. In addition, his target participation rate in our Annual Incentive Plan will remain at 65% of base salary but will reflect the salary increase, and Mr. Ploos van Amstel will receive a one-time payment of $200,000, payable immediately. The salary and bonus changes reflect a market adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: September 8, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller